Exhibit 23.1











                         Consent of Independent Auditors


The Shareholders and Board of Directors
Environment One Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-15221, 33-15223, 33-15225, 33-15227, 33-15229 and 333-43093)
of Environment One Corporation of our report dated February 6, 1998, except as to note 11, which is as of February 24, 1998, relating to the consolidated balance sheet of Environment One Corporation and subsidiary as of December 31, 1997, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1997 and 1996, which report appears in the December 31, 1997 annual report on Form 10-KSB of Environment One Corporation.


                                                       /s/ KPMG Peat Marwick LLP
                                                       -------------------------
                                                           KPMG Peat Marwick LLP


Albany, New York
March 27, 1998